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                                                                    Exhibit 10.3

                                 LEASE AGREEMENT

LANDLORD: UNIVERSITY RESEARCH PARK, INCORPORATED

TENANT:   THIRD WAVE TECHNOLOGIES, INC.

PROPERTY: 502 South Rosa Road, Madison, Wisconsin 53719

DATE:     [see signature page of Lease]

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                            UNIVERSITY RESEARCH PARK

                                 LEASE AGREEMENT

     This Lease is made by and between University Research Park, Incorporated, a Wisconsin non-stock corporation (hereinafter referred to as "Landlord"), and Third Wave Technologies, Inc., a Delaware corporation (hereinafter referred to as "Tenant"), as of the date of execution by Landlord as set forth on the signature page hereof.

                                   WITNESSETH:

     IT IS HEREBY AGREED, by and between the parties hereto, in consideration of the covenants and agreements set forth in this Lease, as follows:

     1. PREMISES AND TERM

          1.1 LEASED PREMISES.

               (a) Landlord owns property that (i) is located at 500, 502 and 504 South Rosa Road, Madison, Dane County, Wisconsin, and (ii) is legally described in Exhibit A attached hereto ("Landlord's Property").

               (b) The building currently located on Landlord's Property (the "Building") is a multi-level building that upon completion of Addition 2 (as defined below) will be comprised of three distinct areas. The areas are as follows:

                    (i) The original building ("Original Building") consisting of 27,045 rentable square feet is known as 500 South Rosa Road;

                    (ii) The first addition to the Original Building ("Addition
               1") consisting of 67,681 rentable square feet is known as 502 South Rosa Road; and

                    (iii) The to be constructed second addition to the Original
               Building ("Addition 2"), consisting of 49,491 rentable square feet will be known as 504 South Rosa Road.

          Landlord reserves the right to reconfigure the interior layout of the Building (not including the Leased Premises) from time to time, to add additional improvements to the Building and Landlord's Property from time to time and to reconfigure unimproved and improved areas of the Landlord's Property from time to time.

               (c) The Leased Premises ("Leased Premises") are located in Addition 1. Specifically, the Leased Premises currently include all of Addition 1. The location of the Leased Premises on the Landlord's Property is indicated on the map attached hereto as Exhibit B-1, and the floor plan of the Building attached hereto as Exhibit B-2.


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               (d) Landlord hereby leases the Leased Premises to Tenant and
          Tenant hereby leases the Leased Premises from Landlord on the terms and provisions and subject to the conditions hereinafter set forth in this Lease.

          1.2 TERM OF LEASE.

               (a) The term of this Lease (the "Term") shall begin on July 1, 2007 (the "Commencement Date"), and shall end at midnight on September 30, 2014, unless extended as provided in this Lease

               (b) All references to the Leased Premises in this Lease shall be construed to mean the size and area of the Leased Premises as of the date such determination is made and in the event there are changes in the size and area of the Leased Premises during that period, a daily proration shall be used.

          1.3 CONDITION OF LEASED PREMISES. Landlord shall deliver the Leased Premises in "as is" condition.

          1.4 SECURITY DEPOSIT. Tenant has previously provided Landlord with a letter of credit in the amount of $1,000,000.00 in favor of Landlord as security for payment of Tenant's obligations under this Lease, including amounts due under Section 1.5, below. Tenant shall maintain such letter of credit in effect through August 31, 2007. Provided all amounts due under
     Section 1.5 below have been paid, thereafter, no other security deposit shall be required.

          1.5 DEFERRED PAYMENTS. Under prior leases with Landlord, Tenant has agreed to make certain payments to Landlord for additional improvements, rent deferral and early termination compensation. The amounts of such obligations and the circumstances giving rise to the obligations are set forth on Rent and Other Obligation Schedule attached hereto as Exhibit C. Tenant shall make all payments set forth on Exhibit C on the dates provided thereon.

          1.6 LANDLORD'S OPTION TO LEASE SECOND FLOOR SPACE. At any time during the term of this Lease, Landlord shall have the option to occupy and lease to others up to 5,962 rentable square feet of space on the second floor of Addition 1. Such space is identified on Exhibit B-1 as the "Option Space". Landlord's option shall be exercisable by providing written notice to Tenant identifying all or any portion of the Option Space which Landlord elects to occupy and lease to others. Such notice shall provide an effective date for such occupancy which shall be no less than twenty (20) days after the date of such notice (each such date an "Effective Date"). This option may be exercised as to one or more increments during the term of this Lease. Each month after the effective date of the first notice by Landlord hereunder, Tenant shall receive as a credit against base monthly rent payable thereafter in an amount equal to $16.00 times the number of square feet of the Option Space which Landlord has then elected to occupy and lease to others divided by twelve (12). Upon the effective date of the first notice by Landlord to occupy and lease to others, Tenant shall pay to Landlord the sum of $37,000.00 to cover the costs of leasing commissions on the Option space and HVAC


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     improvements for the Option Space. Upon an Effective Date, the portion of the Option Space that is recaptured as provided herein shall not be considered part of the Leased Premises for any purpose hereunder, including, but not limited to, calculating the numerator of Tenant's Proportionate Share as such term is used herein.

     2. RENT

          2.1 BASE RENT. Tenant shall pay to Landlord at its office in Madison, Wisconsin, or such other place as Landlord may designate in writing, and without any deduction or offset (unless provided for in this Lease), as base rent ("Base Rent"), in advance on or before the first day of each calendar month during the Term the amounts set forth as Base Rent on Exhibit C.

          Base Rent shall commence on the Commencement Date. Base Rent will increase by four percent (4%) until 2011 as reflected in the Base Rent Schedule.

          If the Term of this Lease does not commence on the first day of a calendar month, the Base Rent for such fractional month shall be computed pro rata on the basis of thirty (30) days per month and paid to Landlord on the first day of the next succeeding calendar month along with the rent for such succeeding month.

          2.2 ADDITIONAL RENT. In addition to base rent, Tenant shall pay as part of the consideration for this Lease and as additional rent, hereinafter designated "additional rent," all additional amounts hereinafter provided for and the same shall be payable upon Landlord's demand except as otherwise expressly provided, including, but not limited to Tenant's Proportionate Share (as defined in Section 2.4) of real estate taxes, Common Area charges, and Tenant's Proportionate Share of Landlord's insurance and utilities.

          2.3 PAST DUE RENT. If Tenant shall fail to pay when due any base rent or additional rent, and such amount shall not be paid within ten (10) days after the date when due, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of ten percent (10%) per annum or the prime interest rate then charged by the U.S. Bank National Association or its successors or assigns, whichever is greater.

          2.4 REAL ESTATE TAXES. Landlord shall pay all general taxes on Landlord's Property, including all general real estate taxes, personal property taxes on Landlord's personal property located at Landlord's Property and installments for special assessments arising during the Term of the Lease. Tenant agrees to reimburse Landlord for Tenant's Proportionate Share of such taxes and assessments.

          Tenant's obligation for each tax and assessment described in this section shall be further prorated for the first Lease Year of this Lease between Landlord and Tenant as of the Commencement Date. Tenant's obligation for each tax and assessment described in this section shall be further prorated for the last Lease Year of the Term as of the last day of the Term.


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          Tenant shall, upon notice from Landlord, pay in escrow to Landlord one-twelfth (1/12) of Tenant's Proportionate Share of the estimated annual real estate taxes, personal property taxes and installments for special assessments for Landlord's Property on the first day of each month after such request. Tenant shall be responsible for the prompt payment of its pro rata share of any deficiency so that all such taxes shall be paid before the same become delinquent. Tenant's escrow payment shall be applied by Landlord to the payment of the taxes and assessments on the Landlord's Property. At the termination of this Lease, Tenant shall promptly pay Landlord for Tenant's Proportionate Share of the estimated taxes and assessments based upon that portion of the termination year this Lease is in effect. Such estimate shall be based upon the taxes and assessments for the preceding year. Any payment by Tenant in excess of Tenant's Proportionate Share of taxes and assessments for any tax year shall be refunded to Tenant (as soon as reasonably practicable). Landlord shall reasonably attempt to deliver such information by March 30 of each year.

          For purposes of this Section 2.4, Tenant's Proportionate Share is a percentage calculated by dividing the rentable square footage of the Leased Premises by the rentable square footage of all buildings located from time to time on Landlord's Property.

     3. INSTALLATIONS, REPAIRS AND MAINTENANCE OF LEASED PREMISES

          3.1 MAINTENANCE BY TENANT. Tenant shall at all times keep the Leased Premises and all partitions, doors, fixtures, equipment and appurtenances thereof (including but not limited to electrical, lighting, HVAC, and plumbing equipment, lines and fixtures servicing only the Leased Premises) in good order, condition and repair, including periodic painting as determined by Landlord, reasonable wear and tear excepted. If Tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or to Tenant's business by reason thereof and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus twenty percent (20%) for overhead, upon presentation of bill therefor, as additional rent. When used in this section or paragraph, the term "repairs" shall include replacements and renewals when necessary and all such repairs shall be equal in quality and class of original work.

          3.2 MAINTENANCE BY LANDLORD. Landlord shall keep foundations, exterior walls, roof and all other structural members, both interior and exterior of the Leased Premises and all Common Areas including, shared use equipment and any electrical, HVAC, and plumbing lines and equipment not exclusively servicing the Leased Premises (all of which shall be considered as part of the Common Area) in good repair and shall have access to the Leased Premises for such purpose, but Landlord shall not be required to make any such repairs which become necessary or desirable by reason of the negligence of Tenant, its agents, servants, employees or customers. Landlord shall enter into service contracts on all heating, ventilating and air conditioning units, including but not limited to changing filters, checking belts and oiling of units. Tenant shall pay


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     Tenant's Proportionate Share of the cost of such contracts as a Common Area charge pursuant to Section 5.4.

          3.3 EXTERIOR SIGNS. Landlord's Property shall be comprised of space with up to three (3) separate street entrances and postal addresses. Monument signs shall be made available for Tenant's signage at the 502 S. Rosa Road entrance in accordance with restrictions applicable to signs in the University Research Park. Landlord shall provide to Tenant, exterior, lobby directory and suite number signage for each entrance. All signs to be installed by Landlord or Tenant shall be approved in advance in writing by the Design Review Board. The cost of all signs, other than those furnished by Landlord, including the installation, maintenance, and removal thereof, shall be the responsibility of the Tenant. Tenant shall remove all signs installed by Tenant at the termination of this Lease. Such installations and removals shall be made in such a manner as to avoid injury, defacement or any other damages to the buildings and improvements. The cost of repairing any damage to the building caused by the installation, removal, or maintenance of the sign shall be borne by the Tenant.

          3.4 ALTERATIONS, CHANGES AND INSTALLATIONS BY TENANT. Tenant shall not make or cause to be made any alterations, additions or improvements to the Leased Premises, or cause to be installed any fixtures, interior or exterior lighting, plumbing equipment or mechanical equipment within the Leased Premises or any Common Areas, without the prior written consent of Landlord.

          3.5 FIXTURES AND EQUIPMENT. Subject to Section 3.4, Tenant may, at its own expense, furnish and install such business and trade fixtures in and on the Leased Premises as may be necessary or desirable for Tenant's business. Upon expiration of this Lease, Tenant may remove such business and trade fixtures provided that Tenant shall promptly repair any damage caused by their removal. Landlord and Tenant acknowledge that all business and trade fixtures currently located within the Leased Premises are the property of the Landlord. Tenant may, at its own expense, install equipment within the Leased Premises and such equipment shall remain the property of the Tenant and shall be removed by Tenant upon the termination of this Lease.

          3.6 LIENS AND OBLIGATIONS. Tenant agrees not to create or to permit others to create any lien or obligations against Landlord or the Leased Premises in making alterations, repairs or in installing materials, fixtures or equipment. If a lien or obligation is claimed against Landlord or the Leased Premises, Tenant shall either (a) provide Landlord with a bond in the amount of that claim, or (b) cause that claim to be released. Tenant further agrees to hold Landlord harmless from all claims and demands by any third party in any manner connected with such alterations, repairs or installations or with Tenant's occupancy for such purpose. Tenant shall comply with all laws and all directions, rules and regulations of all governmental regulatory bodies or officials having jurisdiction over such alterations, repairs or installations, except that Tenant shall not be required to comply with any laws, regulations or orders by governmental authority necessitating structural alterations, changes, repairs or additions, unless made necessary by the act or work performed by Tenant, in which case Tenant shall so comply, at its own


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     expense, after first procuring the written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed.

     4. CONDUCT OF BUSINESS

          4.1 BUSINESS USE. It is understood and agreed that the Leased Premises shall be used and occupied by Tenant as office, laboratory, and light manufacturing facility. Tenant shall not use the Leased Premises for any use not identified as a permitted use by any zoning ordinance or other governmental regulation relating to the Leased Premises or approved as a conditional use by the governmental bodies having zoning authority. No use shall be permitted, or acts done, which will cause a cancellation of any insurance policy covering the Leased Premises. Tenant shall not sell, permit to be kept, used or sold in or about the Leased Premises any article which may be prohibited by the standard form of fire insurance policy. In the event Tenant's use of the Leased Premises results in an increase in the cost of any insurance relating to the Landlord's Property, Tenant shall pay such additional cost to Landlord upon demand. Tenant shall comply with all applicable laws, ordinances, regulations, and/or deed and plat restrictions affecting the use and occupancy of the Leased Premises. Tenant shall not commit, or permit to be committed, any waste or nuisance on the Leased Premises.

          4.2 UTILITY CHARGES. Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, sewer, electricity or any other utility used or consumed in the Leased Premises, including supplemental heating. The Leased Premises may be comprised of non-contiguous areas. In the event that portions of the Leased Premises are not separately metered, Tenant shall pay Tenant's Proportionate Share of utility costs for the portion of the Leased Premises not separately metered. For purposes of this Section 4.2, Tenant's Proportionate Share is a percentage calculated by dividing the rentable square footage of improvements on Landlord's Property serviced by a separate utility meter by the rentable square footage of the portion of the Leased Premises serviced by such meter. Landlord reserves the right to implement other appropriate allocation methods to fairly allocate utility costs between tenants sharing a utility meter based on differing usage. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the Leased Premises.

          4.3 TAXES ON LEASEHOLD. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state, or other taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about Leased Premises by Tenant.

          4.4 ASSIGNMENT OR SUBLETTING. Tenant agrees not to sell, assign, mortgage, pledge or in any manner transfer this Lease or any estate or interest thereunder and not to sublet the Leased Premises or any part or parts thereof without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld, conditioned or delayed. Consent by Landlord to one assignment of this Lease or to one licensing or subletting of the Leased Premises shall not be a waiver of Landlord's rights hereunder as to subsequent assignment or subletting. Furthermore, Landlord's consent to any assignment or sublease shall not, in the absence of language to the contrary contained


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     within said assignment or sublease, release Tenant from the covenant to pay rent or any other covenant owed by Tenant to Landlord under this Lease. Landlord's rights to assign this Lease are and shall remain unqualified.

          4.5 RULES AND REGULATIONS. The rules and regulations appended to this Lease as Exhibit D are hereby made a part of this Lease. The rules and regulations adopted by the Landlord shall be reasonable, in writing and provided to Tenant in order to be effective. Tenant agrees to comply with and observe the rules and regulations. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to Leased Premises and Landlord's Property, provided that such additional rules and regulations do not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises. Any such additional rules and regulations, and amendments and supplements, if any, shall be given to Tenant in writing, and Tenant agrees thereupon to comply with and observe all such rules and regulations and amendments thereto and supplements thereof.

          4.6 SURRENDER. On the last day of the Term of this Lease, including any extended term, or upon the sooner termination thereof, Tenant shall peaceably and quietly surrender the Leased Premises and all improvements thereon in the same condition as at the commencement of this Lease, in good order, condition and repair, fire and other unavoidable casualty, and reasonable wear and tear excepted. All alterations, additions, and improvements (other than Tenant's business and trade fixtures) which may be made or installed by either Landlord or Tenant upon the Leased Premises or in Common Areas shall remain the property of Landlord and shall remain upon and be surrendered without disturbance, molestation or injury at the termination of the Term of this Lease, whether by the elapse of time or otherwise, all without compensation or credit to Tenant. On or before the last day of the Term, Tenant shall remove all business, trade fixtures, equipment and personal property from the Leased Premises and shall repair any damage occasioned by such removal. Any personal property not removed by Tenant shall be deemed abandoned and shall become the property of Landlord; provided, that the Landlord shall have the option to effect said removals and Tenant shall pay Landlord, on demand, the cost of removal thereof, with interest at the rate of ten percent (10%) per annum from the date of such removal by Landlord, or the prime interest rate established by U.S. Bank National Association or its successors or assigns, whichever is higher.

          The delivery of the keys to the Leased Premises to Landlord at the place then fixed for the payment of rent shall constitute surrender of the Leased Premises by Tenant and acceptance of the keys by Landlord shall constitute acceptance by Landlord of such surrender. Such acceptance by Landlord shall not constitute a waiver of any rights to recover damages under terms of this Lease. This method of surrender shall not be exclusive and shall be in addition to all other methods of surrender.

          Anything in this section to the contrary notwithstanding, at any termination of this Lease, Landlord shall have a lien upon all of the property of Tenant then located in or


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     upon the Leased Premises to secure the payment of any amounts due from
     Tenant to Landlord by reason of this Lease or to secure the payment of damages, and Landlord may retain possession of such property until payment in full of said amounts. Said lien shall not be defeated by placing such property in storage. If Tenant has not redeemed said property within ninety
     (90) days after the termination of said Lease, Landlord may sell such property at public or private sale without further notice to Tenant, and shall apply in a reasonable manner determined by Landlord the proceeds of sale to reduce the amounts then owed from Tenant to Landlord.

     5. COMMON USE AREAS AND FACILITIES

          5.1 COMMON AREA. As used herein, "Common Area" shall include all of that portion of the improvements on and all areas within the Landlord's Property which are designed for the common use and benefit of all tenants of Landlord's Property as the same may exist from time to time. Landlord reserves the right to change building perimeters, add additional buildings, drives, or other structures and to make other changes desired, provided only that reasonable access to, parking for and use of the Leased Premises is at all times provided and maintained.

          5.2 USE OF COMMON AREA. Landlord hereby grants to Tenant, its employees, agents, customers and invitees, the nonexclusive right during the Term of this Lease to use the Common Area, as the same may exist from time to time constituted, such use to be in common with Landlord and all tenants of Landlord from time to time, its and their employees, agents, customers and invitees, except when the same are being repaired.

          5.3 OPERATION AND MAINTENANCE. The Common Area shall at all times be subject to the exclusive control and management of Landlord and Landlord shall manage, operate, repair and maintain the Common Area and its facilities in a clean and sightly condition. The manner in which such area and facilities shall be maintained and the expenditures therefor shall be at the Landlord's sole discretion.

          5.4 PREVENTING PUBLIC RIGHTS. If Landlord deems it necessary in order to prevent the acquisition of special rights, Landlord may from time to time close all or any portion of the Common Area or take such action as shall be reasonably appropriate for that purpose.

          5.5 CHARGE FOR COMMON AREA AND FACILITIES. During the Term of this Lease, Tenant shall pay to Landlord an annual charge which shall be Tenant's Proportionate Share of the Landlord's actual cost of operating, repairing, and maintaining the Common Area and other facilities which shall include, but shall not be limited to common hallways and lobbies, driveways, parking areas, landscaped and vacant areas, area-ways, walks, curbs, corridors, gardens, sanitary and storm sewers, signs, public facilities such as washrooms, drinking fountains, toilets, the cost of operating, repairing, lighting, heating, air conditioning, cleaning, painting, removing of snow, ice and debris, policing and inspecting, insurance for hazards and other risks, maintenance including but not limited to such repair of paving, curbs, walkways, driveways, landscaping and drainage and lighting facilities as may be necessary from time to time to keep the same in


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     good condition and repair, a reasonable allowance for the depreciation of maintenance equipment, a reasonable allowance for Landlord's overhead costs in conjunction with the foregoing, and all costs and expenses other than those of a capital nature, but excluding legal fees recovered by Tenant from Landlord in any litigation relating to this Lease. Landlord shall provide Tenant an itemized statement of such costs upon request.

          5.6 FORMULA FOR PROPORTIONATE SHARE. The annual charge for Common Area maintenance and facilities shall be computed on the basis of twelve (12) consecutive calendar months commencing and ending on dates designated by the Landlord and shall be paid, as additional rent, in advance in monthly installments on the first day of each calendar month in an amount estimated by Landlord. Within sixty (60) days after the end of each such twelve (12) month period, Landlord shall determine and furnish to Tenant a computation of the actual amount charged for such period; and the amounts so estimated and paid during such period shall be adjusted promptly (including adjustments on a pro rata basis for any partial such period at either end of the Lease Term) by one party's paying to the other whatever amount is necessary to effectuate such adjustment.

          For the purposes of this Section 5.6, Tenant's Proportionate Share is a percentage calculated by dividing the rentable square footage of the Leased Premises by the rentable square footage of all buildings located from time to time on Landlord's Property

          5.7 BASIS FOR CHANGES. Tenant's Proportionate Share shall be adjusted each time there is any change in the area of the Leased Premises or of all buildings constructed from time to time on Landlord's Property. Changes in any particular floor area occurring during any calendar month shall be effective on the first day of the next succeeding calendar month and the amounts of any floor area in effect for the whole of any year shall be the average of the total amounts in effect on the first day of each calendar month in such year.

     6. INSURANCE

          6.1 CASUALTY INSURANCE. Landlord shall at all times during the Term of this Lease keep all improvements which are now or hereafter located on the Landlord's Property insured against loss or damage by fire and the extended coverage hazards at full insurance value with loss payable to Landlord, Landlord's mortgagee and such other parties as Landlord may designate, as their interests may appear.

          Tenant agrees to reimburse Landlord for Tenant's Proportionate Share of the cost of such insurance. Tenant's Proportionate Share under this
     Section 6.1 shall be that proportion which the rentable area in the Leased Premises bears to the total rentable area in the buildings located from time to time on the Landlord's Property. Each month Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the estimated annual casualty insurance premium. Upon Landlord's receipt of any premium notice, Tenant shall upon demand make up any deficiency to the extent of Tenant's Proportionate Share of the estimated annual casualty


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     insurance premium. Tenant shall receive a credit if Tenant's estimated payments exceed the actual amount of Tenant's Proportionate Share of such insurance costs.

          6.2 PUBLIC LIABILITY INSURANCE. Landlord shall at all times during the Term of this Lease keep in full force and effect a policy of public liability and property damage insurance with respect to the Landlord's Property and all business operated thereon, with limits of public liability not less than One Million and No/100 ($1,000,000.00) Dollars for injury or death in any one occurrence, and property damage liability insurance in the amount of One Hundred Thousand and No/100 ($100,000.00) Dollars. The policies shall name Landlord, Tenant and Landlord's mortgagees as co-insureds as their interests may appear. Upon written request by Tenant, Landlord shall provide the Tenant with evidence of such insurance, including identification of the Tenant as a co-insured. Landlord may from time to time during the Term of this Lease increase the above stated coverage in its discretion. Tenant shall reimburse Landlord for Tenant's Proportionate Share of the cost of such insurance in the same manner as provided in Section 6.1 regarding casualty insurance.

          6.3 TENANT'S CONTENTS. Tenant shall be responsible for obtaining such insurance as it may deem advisable for all property located in the Leased Premises and in Common Areas. It is understood that the insurance carried by Landlord does not cover the risk of loss or damage to Tenant's property. Tenant waives any claim against Landlord and shall save Landlord harmless from any claim for loss or damage to contents, merchandise, fixtures, equipment or work done by Tenant regardless of the cause of any such damage or loss.

          6.4 INCREASE IN FIRE INSURANCE. Tenant agrees that it will not keep or use, in or upon the Leased Premises any article which may be prohibited by the standard form fire insurance policy. If Tenant's use or occupancy causes any increase in premiums for fire or casualty insurance on the Landlord's Property, or the Leased Premises, or any part thereof, above the rate of the least hazardous type of occupancy legally permitted in the Leased Premises, Tenant shall pay the additional premium on such insurance. No part of such additional premium resulting from the use or occupancy of another tenant shall be charged to Tenant under Sections 6.1 and/or 6.2 of this Lease. The Tenant shall also pay in such event any additional premium on any rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire or other casualty. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

          6.5 HOLD HARMLESS. Landlord shall not be liable for any loss, injury, death, or damage to persons or property (a) which at any time may be suffered or sustained by Tenant or by any person whosoever may at any time be using, occupying or visiting the Leased Premises, or (b) which at any time may be suffered or sustained on the Leased Premises by Tenant's employees, agents, invitees or persons occupying or visiting the Leased Premises, unless such loss, injury or death is caused by the Landlord's negligence or misconduct, and Tenant shall indemnify Landlord against all claims, liability, loss or damage whatsoever on account of any such loss, injury, death, or damage. Tenant shall indemnify Landlord against all claims, liability, loss or damage arising by reason of the negligence or misconduct of Tenant, its agents or employees. Tenant hereby waives all claims against Landlord for damages to the building and improvements that are now on or hereafter placed or built on the Landlord's Property and to the property of Tenant in, on, or about the Landlord's Property, and for injuries to persons or property in or about the Landlord's Property, from any cause arising at any time. The preceding sentences shall not apply to loss, injury, death, or damage arising by reason of the negligence or misconduct of Landlord, its agents, or employees.

          Tenant shall not be liable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by third parties, including Landlord's agents, employees or contractors, or whosoever may at any time be using or occupy or visiting portions of the Landlord's Property other than the Leased Premises, or be in, on or about the same, to the extent such loss, injury, death or damage shall be caused by or in any way result from or arise out of any act, omission or negligence of Landlord, its agents, employees or contractors, or of any occupant, tenant, visitor or user of any portion of the Landlord's Property, other than the Leased Premises, and Landlord shall indemnify Tenant against all claims, liability, loss or damage whatsoever on account of any such loss, injury, death or damage. The preceding sentence shall not apply to loss, injury, death or damage to the extent caused by the negligence or misconduct of Tenant or its agents, employees or contractors.

          6.6 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other (or to anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage or supplementary insurance contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the party or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only in respect to loss or damage occurring during such time as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair or prejudice the right of the releaser to recover thereunder. Landlord and Tenant each agree that their policies will include such a clause or endorsement so long as the same is obtainable and if not obtainable, shall so advise the other in writing and such notice shall release both parties from the obligation to obtain such a clause or endorsement.

     7. DESTRUCTION OF LEASED PREMISES

          7.1 DESTRUCTION OF LEASED PREMISES. If the building in which the Leased Premises is damaged or partially destroyed by fire or other casualty to the extent of less than one-quarter (1/4) of the then cost of replacement thereof above foundation, the same shall be repaired as quickly as is practicable, by Landlord, except that the obligation of Landlord to rebuild shall be limited to repairing or rebuilding of Landlord's improvements. If the building in which the Leased Premises is so destroyed or damaged to the extent of one-quarter (1/4) or more of the then replacement cost thereof, then Landlord may elect not to repair or rebuild by giving written notice of termination to the Tenant, in which event this Lease shall be terminated as of the date of such notice.

          7.2 REBUILDING BY LANDLORD. If Landlord shall undertake to restore or repair the building which includes the Leased Premises, it shall initiate and pursue the necessary work with all reasonable dispatch, in a manner consistent with sound construction methods. All such work will be undertaken and completed in a first-class manner using skilled contractors and new, high quality materials.

          7.3 ABATEMENT OF RENT UPON DESTRUCTION OF PREMISES. If such damage or partial destruction renders the Leased Premises wholly untenantable, the base rent shall abate until the Leased Premises have been restored and rendered tenantable. If such damage or partial destruction renders the Leased Premises untenantable only in part, the base rent shall abate proportionately as to the portion of the Leased Premises rendered untenantable. Rent shall not abate under this section if the damage or destruction is caused by the negligence or misconduct of Tenant, its agents, employees, customers or invitees.

     8. EFFECT OF CONDEMNATION

          8.1 TOTAL CONDEMNATION. In the event that the Leased Premises or such part of the Leased Premises as will render the remainder untenantable, shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of taking.

          8.2 PARTIAL CONDEMNATION. In the event of any other partial condemnation, Tenant shall have the option of terminating this Lease on the effective date of such condemnation by written notice to Landlord prior to such effective date, unless Landlord shall provide to Tenant within a reasonable time after such effective date reasonably comparable space to that taken.

          8.3 LANDLORD'S DAMAGES. In the event of any condemnation or taking, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award. The Tenant hereby expressly waives any rights or claim to any part thereof.

          8.4 TENANT'S DAMAGES. Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation, and for or on account of any cost or loss to which Tenant might be put in removing Tenant's property.

     9. REMEDIES

          9.1 EVENTS OF DEFAULT BY TENANT. Upon the failure by Tenant to pay rent when due, Landlord may terminate this Lease or Tenant's right to use and occupy the Leased Premises by ten (10) days' written notice to Tenant unless Tenant within such ten (10) days pays all rent due. Upon the happening of any one or more of the following events: (a) the levying of a writ of execution or attachment on or against the property of Tenant; (b) the taking of any action for the voluntary dissolution of Tenant; (c) the commencement of a mechanic's lien foreclosure action against Tenant as a result of a mechanic's lien or claim therefor against the land or building of which the Leased Premises are a part; (d) the failure of Tenant to perform any other of the terms, provisions, and covenants of this Lease, Landlord may terminate this Lease or Tenant's right to use and occupy the Leased Premises by thirty (30) days' written notice to Tenant unless Tenant, within such thirty (30) day period, cures the specified default or, if the default is of a character which cannot be cured within thirty (30) days, the Tenant commences and diligently pursues the cure of such default within thirty (30) days.

          9.2 RE-ENTRY BY LANDLORD. Upon such termination of the Lease or termination of Tenant's right to use and occupy the Leased Premises as aforesaid, or if Tenant at any time during the Term of this Lease vacates the Leased Premises or ceases operating its business in the Leased Premises, Landlord may reenter the Leased Premises.

          9.3 RIGHT TO RELET. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals upon such other terms and conditions as Landlord in its sole discretion may deem advisable upon each such reletting. All rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such alterations and repairs; third, to the payment of rent due and unpaid future rent as the same may become due and payable hereunder. If such rentals received from such reletting during the month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Leased Premises by Landlord shall be construed as an election in its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time reenter or terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises and reasonable attorney's fees. All which amounts shall be immediately due and payable from Tenant to Landlord.

          9.4 PARTIES MAY REMEDY DEFAULTS. In the event of any breach hereunder by either party, and in lieu of Landlord's terminating this Lease as herein provided, Landlord or Tenant respectively may immediately or at any time thereafter, after having given the other party the requisite notice to correct the same and that time for such correction having elapsed, cure such breach for the account and at the expense of the other party. If Landlord or Tenant at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or incurs any expense, including reasonable attorney's fees, in instituting or prosecuting any action or proceeding to enforce such party's rights hereunder, the sum or sums so paid or incurred by such party, if paid or incurred by Landlord, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the payment of such respective sums, and if paid or incurred by Tenant, shall be due and payable by Landlord on demand with interest at the rate provided in Section 4.7 hereof. This option is given to the parties is intended for their protection and its existence shall not release the parties from the obligation to perform the terms and covenants herein provided to be performed by the respective parties or deprive Landlord of any legal rights which it may have by reason of any default of Tenant.

          9.5 LANDLORD'S REMEDIES: LIQUIDATED DAMAGES. In the event that at any time, whether before or after the commencement of the Term hereof, a bankruptcy petition shall be filed by Tenant or against Tenant and Tenant shall thereafter be adjudicated a bankrupt, or such petition shall be approved by the court, in any court or pursuant to any statute either of the United States or of any State, whether in bankruptcy, insolvency, for reorganization under Chapter XI or XIII of the Bankruptcy Act or under any other provisions of the Bankruptcy Act, or under the provisions of any law of like impact, for the appointment of a receiver or trustee of Tenant or for the property of Tenant, or if Tenant shall make an assignment of Tenant's property for the benefit of its creditors, or if proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or involuntary dissolution of Tenant, then immediately upon the happening of any such event, and without any entry or other act by Landlord, this Lease and the Term and estate hereby granted (whether or not the Term shall therefore have commenced) shall expire, terminate and come to an end in the same manner and with the same force and effect as if the date of such occurrence were the date hereinbefore fixed for the expiration of the Term hereof. In the event of the termination of the Term hereof by the happening of any such event, Landlord shall forthwith upon such termination, and any other provisions of this Lease to the contrary notwithstanding, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the difference between the then cash value of the rent reserved hereunder for the unexpired portion of the demised Term and the then cash rental value of the Leased Premises for such unexpired portion of the Term hereby demised unless the statute which governs or shall govern the proceeding in which such damages are to be provided limits or shall be entitled to prove as and for liquidated damages an amount equal to that allowed by or under such statute. The provision of this section shall be without prejudice to Landlord's right to prove in full damages for rent accrued prior to the termination of this Lease but not paid. This provision of the Lease shall be without prejudice of any rights given Landlord by any pertinent statute to prove any amounts allowed thereby. In making such computation, the then cash rental value of the Leased Premises shall be deemed prima facie to be the rent realized upon any reletting, if such reletting can be accomplished by Landlord within a reasonable time after such a termination of this Lease.

          9.6 EXPENSES OF LANDLORD. Upon the occurrence of an event of default by Tenant, notwithstanding anything herein to the contrary and whether or not Landlord terminates this Lease, or if Landlord is the prevailing party in any action to enforce or adjudicate this Lease or determine the rights of the parties thereunder, Tenant shall promptly, upon request, reimburse Landlord for all costs and expenses reasonably incurred in enforcing this Lease, including reasonable attorneys' fees.

          9.7 WAIVER OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Leased Premises, by reason for the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

          9.8 DEFAULTS OF LANDLORD. Should Landlord be in default under the terms of this Lease, Landlord shall cure such default within thirty (30) days after written notice of such default from Tenant, or in the event such default is of such a character as to require more than thirty (30) days to cure, Landlord shall use due diligence to cure such default.

          9.9 RIGHTS CUMULATIVE. All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative and none shall exclude any other right or remedy allowed by Law, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

     10. MISCELLANEOUS

          10.1 SUBORDINATION. At Landlord's option, this Lease shall be subordinated to any existing mortgages covering the Leased Premises, any extension or renewal thereof, or to any new mortgages which may be placed thereon from time to time, provided, however, anything to the contrary contained herein notwithstanding, every such mortgage shall contain a provision that the mortgagee shall recognize the validity of this Lease in the event of foreclosure of the Landlord's interest so long as Tenant shall not be in default under the terms of this Lease. Tenant shall execute whatever instruments may be required to effect such subordination.

          10.2 SALE OF PROPERTY. Landlord shall have the right at any time to sell, transfer or convey its interest in all or any portion(s) of Landlord's Property, improvements and buildings of which the Leased Premises are a part to any person, firm or corporation whatsoever, and upon any such sale, transfer or conveyances, Landlord shall cease to be liable under any covenant, condition or obligation imposed upon it by this Lease, or any of the terms and provisions thereof; provided, however, that any such sale, transfer or conveyance shall be subject to this Lease and that all of the Landlord's covenants and obligations contained herein shall be binding upon the subsequent owner or owners thereof; and provided further that such transferee from Landlord shall in writing assume the obligations of Landlord hereunder.

          10.3 OFFSET STATEMENT. Within ten (10) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Leased Premises and/or all or any portion(s) of the Landlord's Property by Landlord an offset statement shall be required by Tenant; Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

          10.4 ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power or sale under any mortgage made by the Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

          10.5 RECORDING. Tenant shall not record this Lease without the written consent of Landlord; however, upon the request of either party hereto the other party shall join in the execution of memorandum or so called "short form" of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the Term of this Lease and shall incorporate this Lease by reference.

          10.6 EXCAVATIONS. In case any excavation shall be made for buildings or improvements or for any other purpose upon the land adjacent to or near the Leased Premises, Tenant will afford to Landlord, or the person or persons, firms or corporations causing or making such excavation, license to enter upon the Leased Premises for the purpose of doing such work as Landlord or such person or persons, firms or corporations shall deem to be necessary to preserve the walls or structures of the building from injury, and to protect the building by proper securing of foundations. Insofar as Landlord may have control over the same, all such work shall be done in a manner as will not materially interfere with the operation of Tenant's business in the Leased Premises.

          10.7 ACCESS TO LEASED PREMISES. Tenant shall permit Landlord, its agents and employees, upon reasonable prior notice, to enter the Leased Premises at all reasonable times, for the purpose of making repairs, additions or alterations to the building in which the Leased Premises are located, or for the purpose of inspecting or for the purpose of posting notices of availability for rent without any rebate or abatement of rent and without any liability for any loss of occupation or quiet enjoyment of the Leased Premises. In addition, upon the request of Landlord, Tenant will promptly, within three (3) days of Landlord's request, furnish to Landlord copies of all reports, filings and records required to be maintained by Tenant with respect to hazardous materials located or used in the Leased Premises, including all "Material Safety Data Sheets." The exercise by Landlord of any of its rights under this provision shall not be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises.

          10.8 QUIET ENJOYMENT. If and so long as Tenant pays the rent reserved by this Lease and performs and observes all of the covenants and provisions hereof, Tenant shall quietly enjoy the Leased Premises, subject, however, to the terms of this Lease.

          10.9 NOTICES. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by certified mail to Tenant at the address of the Leased Premises, and to Landlord at its office or such other place as it may designate in writing, and either party may by like written notice at any time and from time to time designate a different address to which notices shall subsequently be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

          10.10 HOLDING OVER. In the event Tenant remains in possession of the Leased Premises after the expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying said premises as a Tenant from month-to-month, subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Nothing in this section shall operate to preclude Landlord from removing Tenant from the Leased Premises upon the expiration of this Lease.

          10.11 CONSENTS BY LANDLORD. Whenever under this Lease provision is made for Tenant securing the written consent or approval of Landlord, such consent or approval will not be unreasonably withheld.

          10.12 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall be binding upon and inure to the successors in interest and assigns of the parties hereto.

          10.13 GOVERNMENTAL REGULATIONS. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all city, county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to signs, installations, repairs and business operations in the Leased Premises and shall faithfully observe all statutes now in force or which may hereafter be in force.

          10.14 CERTAIN EXPENSES OF LANDLORD. Any out-of-pocket expenses reasonably incurred by Landlord for purposes of considering or acting upon any request for consent or waiver under, or modification of, any of the provisions of this Lease, including reasonable attorney's fees, shall be promptly reimbursed by Tenant upon Landlord's request.

          10.15 FORCE MAJEURE. In the event that either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock outs, labor disputes, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not attributable to the negligence or fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the unavoidable delay and the period for the performance of any such act shall be extended for an equivalent period. Provided, however, that this provision shall not operate to excuse Tenant from the timely payment of rent and other payments required by the terms of this Lease.

          10.16 GENERAL. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant. No waiver of any default of Tenant or Landlord hereunder shall be implied from any omission by Landlord or Tenant any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Lease by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or conditions. The consent or approval by Landlord to or of any act by Tenant requiring the Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. The invalidity or unenforceability of any provision hereof shall not affect or impair any provision. The plural sense where there is more than one tenant and to either corporations, associations, partnership or individuals, male or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Wisconsin shall govern the validity, performance and enforcement of this Lease. The headings contained herein are for convenience only and do not define, limit or construe the contents of the provisions hereof. All negotiations, representations and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties.

          10.17 NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

          10.18 PRIOR LEASES SUPERSEDED. This Lease supersedes any and all prior Leases by and between Landlord and Tenant with respect to Landlord's Property.

     11. ATTACHMENTS

          11.1 ATTACHMENTS. The following are attached hereto and made a part hereof with the same force and effect as if set forth in full herein:

               (a)  Exhibit A:   Legal Description of Landlord's Property.

               (b)  Exhibit B-1: Location of Leased Premises.

               (c)  Exhibit B-2: Floor Plan.

               (d)  Exhibit C:   Rent and Other Obligations Schedule

               (e)  Exhibit D:   Rules and Regulations.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease and affixed their respective seals as of the date of execution by Landlord.

LANDLORD:                               TENANT:

UNIVERSITY RESEARCH PARK,               THIRD WAVE TECHNOLOGIES, INC.
INCORPORATED


By: /s/ Mark Bugher                     By: /s/ Kevin T Conroy
    ---------------------------------       ------------------------------------
    Mark D. Bugher
    Assistant Secretary/Treasurer

Date: 7/13/07                           Date: 7/13/07

                                    EXHIBIT A

                    LEGAL DESCRIPTION OF LANDLORD'S PROPERTY

Lots 32, 33 and 34, University Research Park University of Wisconsin-Madison Second Addition recorded in Volume 57-39B of Plats Pages 146-150 Dane County Registry located in the NW 1/4 of Section 30, T7N, R9E, City of Madison, Dane County, Wisconsin, (Containing 498,733 square feet)

                                   EXHIBIT B-1

                           LOCATION OF LEASED PREMISES

                                   EXHIBIT B-2

                                   FLOOR PLAN

                                  See Attached.

                                    EXHIBIT C

                       RENT AND OTHER OBLIGATIONS SCHEDULE

                                    EXHIBIT D

                              RULES AND REGULATIONS

The Premises shall be a smoke-free environment. No smoking shall be permitted anywhere in the building or in or around the entrances to the building fronting on S. Rosa Road.